EXHIBIT 11


                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                   Three Months Ended      Six Months Ended
                                                         April 30,              April 30,
                                                    -----------------      -----------------
                                                     1996       1995        1996       1995
                                                    ------     ------      ------     ------
                                                       (Unaudited)            (Unaudited)
Income before extraordinary charge................$  8,132   $  9,822    $ 12,179   $ 14,475
Extraordinary charge - early extinguishment of debt    -          -        (2,522)    (2,021)
                                                    ------     ------      ------     ------
Net income........................................   8,132      9,822       9,657     12,454
Preferred dividend requirements...................     -       (1,483)        -       (2,967)
Net income attributable to                          ------     ------      ------     ------
  common stockholders.............................$  8,132   $  8,339    $  9,657   $  9,487
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,641     13,601      13,614     13,580
                                                    ======     ======      ======     ======
Earnings per common share:
  Primary:
   Earnings before extraordinary charge...........    0.60       0.62        0.90       0.85
   Extraordinary charge...........................     -          -         (0.19)     (0.15)
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.60       0.62        0.71       0.70
                                                    ======     ======      ======     ======




Income before extraordinary charge................$  8,132   $  9,822    $ 12,179   $ 14,475
Interest on 6.88% convertible subordinated
   debentures and amortization of related issuance
   costs, net of applicable income taxes..........     891        -         1,784        -
                                                    ------     ------      ------     ------
Adjusted income before extraordinary charge          9,023      9,822      13,963     14,475
Extraordinary charge - early extinguishment of debt    -          -        (2,522)    (2,021)
                                                    ------     ------      ------     ------
Adjusted net income after extraordinary charge....   9,023      9,822      11,441     12,454
                                                    ======     ======      ======     ======
Weighted average shares
  outstanding-primary.............................  13,641     13,601      13,614     13,580
Effect of common stock equivalents
  arising from stock options......................      23         12          43         23
Preferred stock assumed converted
  to common stock.................................     -        2,738         -        2,738
Subordinated debentures assumed converted
  to common stock.................................   2,696        -         2,696        -
Weighted average shares                             ------     ------      ------     ------
  outstanding-fully diluted.......................  16,360     16,351      16,353     16,341
                                                    ======     ======      ======     ======

Earnings per common share:
  Assuming full dilution:
   Earnings before extraordinary charge...........    0.55       0.60        0.85       0.88
   Extraordinary charge...........................     -          -         (0.15)     (0.12)
                                                    ------     ------      ------     ------
     Earnings per common share....................    0.55       0.60        0.70       0.76
                                                    ======     ======      ======     ======